     As filed with the Securities and Exchange Commission on June 30, 1999
                                                     Registration No. 333-80757

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                         PRE-EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                          Georgia-Pacific Corporation
            (Exact name of Registrant as specified in its charter)

                                ---------------

               GEORGIA                                 93-0432081
   (State or other jurisdiction of           (I.R.S. Employer Identification
    incorporation or organization)                       Number)

                          133 Peachtree Street, N.E.
                               Atlanta, GA 30303
                                (404) 652-4000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               KENNETH F. KHOURY
             Vice President, Deputy General Counsel and Secretary
                          GEORGIA-PACIFIC CORPORATION
                          133 Peachtree Street, N.E.
                               Atlanta, GA 30303
                                (404) 652-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                   Copy to:

                                 JOHN B. TEHAN
                          SIMPSON THACHER & BARTLETT
                             425 Lexington Avenue
                           New York, New York 10017

                                ---------------

   Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered in this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                                ---------------

                                                  (continued on following page)

   Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus contained in this Registration Statement and supplements to such Prospectus is a combined Prospectus and also relates to up to $300,000,000 of unsold securities registered under Registration Statement No. 333-61665 previously filed with the Commission on Form S-3 and declared effective on August 24, 1998 and to $200,000,000 of unsold securities registered under Registration Statement No. 333-01785 previously filed with the Commission on Form S-3 and declared effective on March 22, 1996. This Registration Statement constitutes post-effective Amendment No. 1 to Registration Statement No. 333-61665 and post-effective Amendment No. 2 to Registration Statement No. 333-01785 and such post-effective amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with
Section 8(c) of the Securities Act of 1933. Upon the effectiveness of such post-effective amendments, this Registration Statement, Registration Statement No. 333-61665 and Registration Statement No. 333-01785 will relate to an aggregate of $2,975,000,000 of Debt Securities, Preferred Stock, Georgia-Pacific Corporation--Georgia-Pacific Group Common Stock, Georgia-Pacific Group Rights to Purchase Series B Junior Preferred Stock, Georgia-Pacific Corporation--Timber Group Common Stock, Timber Group Rights to Purchase Series C Junior Preferred Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The Company estimates that expenses, other than underwriting compensation, in connection with the offerings described in this Registration Statement will be as follows:

      Registration fee.............................................. $  688,050
      Trustees' fees and expenses...................................     50,000
      Printing and engraving expenses...............................    170,000
      Legal fees and expenses.......................................    300,000
      Accounting fees and expenses..................................     25,000
      Rating agency fees............................................    500,000
      Blue Sky fees and expenses....................................     10,000
      Miscellaneous.................................................     10,000
                                                                     ----------
        Total....................................................... $1,753,050
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him. Notwithstanding the foregoing, pursuant to Section 14-2-854 a court may order a corporation to indemnify a director if such court determines the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such director met the standard of conduct set forth in subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code or was adjudged liable as described in subsection (d) of
Section 14-2-851 of the Georgia Business Corporation Code.

   Section 14-2-852 of the Georgia Business Corporation Code provides that to the extent that a director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue, or matter therein, because he is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by him in connection therewith.

   Section 14-2-857 of the Georgia Business Corporation Code provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court ordered indemnification under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify an officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

   In accordance with Article VI of the Company's Bylaws, every person (and the heirs and personal representatives of such person) who is or was a director, officer, employee or agent of the Company, or of any other corporation, partnership, joint venture, trust or other enterprise in which he served at the request of the Company, shall be indemnified by the Company against all liability and expense (including, without limitation, counsel fees and disbursements, and amounts of judgments, fines, penalties and amounts paid in settlement by, a director, officer, employee or agent) actually and reasonably incurred by him in connection with or resulting from any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative or in connection with any appeal relating thereto, in which he may become involved, as a party or otherwise, or with which he may be threatened, by reason of his being or having been a director, officer, employee or agent of the Company or such other corporation, partnership, joint venture, trust or other enterprise, or by reason of any action taken or omitted by him in this capacity as such director, officer, employee or agent whether or not he continues to be such at the time such liability or expense shall have been incurred. Every such person (and the heirs and personal representatives of such person), to the extent that such person has been successful on the merits or otherwise with respect to any such claim, action, matter, suit or proceeding is entitled to indemnification as of right for expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Except as provided in the preceding sentence, upon receipt of a claim for indemnification under Article VI of the Company's Bylaws, the Corporation shall proceed as follows: If the claim is made by a director or officer of the Company, the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to the applicable action, suit or proceeding, shall determine whether the claimant met the applicable standard of conduct as set forth in subsections (A) or (B) below. If such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, such determination shall be made by independent legal counsel (who may be the regular inside or outside counsel for the Company) in written opinion. If such determination has not been made within 90 days after the claim is asserted, the claimant shall have the right to require that the determination be submitted to the shareholders at the next regular meeting of shareholders by vote of a majority of the shares entitled to vote thereon. If a claim is made by a person who is not a director or officer of the Company, the Chief Executive Officer and the general counsel of the Company shall determine, subject to applicable law, the manner in which there shall be made the determination as to whether the claimant met the applicable standard of conduct as set forth in subsections (A) and (B) below. In the case of each claim for indemnification, the Company shall pay the claim to the extent the determination is favorable to the person making the claim.

     (A) In the case of a claim, action, suit or proceeding other than by or in the right of the Company to procure a judgment in its favor, the director, officer, employee or agent must have acted in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, any director seeking indemnification must not have been adjudged liable on the basis that any personal benefit was received by him. For the purpose of this subsection (A), the termination of any claim, action, suit or proceeding, civil, criminal or administrative, by judgment, order, settlement (either with or without court approval) or conviction, or upon a plea of guilty or nolo contendere or its equivalent, shall not create a presumption that a director, officer, employee or agent did not meet the standards of conduct set forth in this Subsection.

     (B) In the case of a claim, action, suit or proceeding by or in the right of the Company to procure a judgment in its favor, the director, officer, employee or agent must have acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the Company, provided, however, that no indemnification under this subsection
  (B) shall be made (1) with regard to any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such director, officer, employee or agent is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper, or (2) for amounts paid, or expenses incurred, in connection with the defense or settlement of any such claim, action, suit or proceeding, unless a court of competent jurisdiction has approved indemnification with regard to such amounts or expenses.

   Pursuant to Article VI of the Company's Bylaws, expenses incurred by any person who is or was a director, officer, employee or agent of the Company with respect to any claim, action, suit or proceeding of the character described in the first sentence of the preceding paragraph shall be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it shall be ultimately determined that he is not entitled to indemnification. Indemnification and advancement of expenses pursuant to Article VI of the Company's Bylaws is not exclusive of any rights to which any such director, officer, employee or other person may otherwise be entitled by contract or by law.

   The Company carries insurance policies insuring its liability to officers and directors under the foregoing indemnity and insuring its officers and directors against liability incurred in their capacity as such.

   Any underwriter who may become a party to the proposed form of Underwriting Agreement, filed as Exhibit 1 to this Registration Statement, will agree to indemnify the directors of the Company and each officer who signs this Registration Statement against certain liabilities, including liabilities under the Securities Act of 1933, to the extent specified therein.

ITEM 16. EXHIBITS

    1(a) Form of Underwriting Agreement (filed as Exhibit 1 to the Company's
         Registration Statement
         No. 33-43453 and incorporated herein by this reference thereto).

    4(a) Indenture, dated as of March 1, 1983, between Georgia-Pacific
         Corporation and The Chase Manhattan Bank (National Association), as
         Trustee, relating to the Senior Debt Securities (filed as Exhibit
         4.4(i) to the Company's Annual Report on Form 10-K for the year ended
         December 31, 1996 (File No. 1-3506) and incorporated herein by this reference thereto).

    4(b) First Supplemental Indenture, dated as of July 27, 1988, among
         Georgia-Pacific Corporation, The Chase Manhattan Bank (National
         Association), as Trustee, and Morgan Guaranty Trust Company of New
         York, as successor Trustee (filed as Exhibit 4.4(ii) to the Company's
         Annual Report on Form 10-K for the year ended December 31, 1996 (File
         No. 1-3506), and incorporated herein by this reference thereto).

    4(c) Agreement of Resignation, Appointment and Acceptance dated as of January 31, 1992 by and among Georgia-Pacific Corporation, Morgan
         Guaranty Trust Company of New York, as Trustee, and The Bank of New
         York, as Successor Trustee (filed as Exhibit 4.4(iii) to the Company's
         Annual Report on Form 10-K for the year ended December 31, 1996, File
         No. 1-3506, and incorporated herein by this reference thereto.)

    4(d) Form of Senior Debt Securities (included in Article Two of Exhibit
         4(a)).

    4(e) Credit Agreement, dated as of December 23, 1996, among Georgia-Pacific
         Corporation, as borrower, the lenders named therein, and Bank of America National Trust and Savings Association, as agent (filed as
         Exhibit 4.1(i) to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-3506), and incorporated herein by this reference thereto).

    4(f) In reliance upon Item 601(b)(4)(iii) of Regulation S-K, various instruments defining the rights of holders of long-term debt of the Company are not being filed herewith because the total of securities authorized under each such instrument does not exceed 10% of the total assets of the Company. The Company hereby agrees to furnish a copy of any such instrument to the Commission upon request.

 ***4(g) Form of Indenture between Georgia-Pacific Corporation and The Bank of
         New York, as Trustee, relating to the Subordinated Debt Securities.


     4(h) Form of Subordinated Debt Securities (included in Article Two of
          Exhibit 4(g)).
    *4(i) Form of Articles Supplementary relating to each series of Preferred
          Stock (to be filed in connection with the offering of each series of
          Preferred Stock).
    *4(j) Form of Preferred Stock share certificate.
    *4(k) Form of Articles Supplementary relating to each series of Junior
          Preferred Stock (to be filed in connection with the offering of each series of Junior Preferred Stock).
    *4(l) Form of Junior Preferred Stock share certificate.
     4(m) Form of Georgia-Pacific Corporation--Georgia-Pacific Group Common
          Stock share certificate (filed as Exhibit 4 to the Company's
          Registration Statement on Form 8-A relating to File No. 333-35813, and incorporated herein by this reference thereto).
     4(n) Form of Georgia-Pacific Corporation--Timber Group Common Stock share certificate (filed as Exhibit 5 to the Company's Registration
          Statement on Form 8-A relating to File No. 333-35813, and
          incorporated herein by this reference thereto).
    *4(o) Form of Warrant Agreement.
     4(p) Form of Purchase Contract Agreement relating to Stock Purchase
          Contracts and Stock Purchase Units.
     4(q) Form of Pledge Agreement for Stock Purchase Contracts and Stock
          Purchase Units.
     4(r) Restated Articles of Incorporation of the Company (filed as Exhibit
          3.2 to the Company's Registration Statement on Form S-4 (File No.
          333-35813), and incorporated herein by this reference thereto).
     4(s) Bylaws of the Company (filed as Exhibit 3.2 to the Company's
          Quarterly Report on Form 10-Q for the quarter ended April 3, 1999
          (File No. 1-3506), and incorporated herein by this reference thereto).
     4(t) Restated Rights Agreement, dated as of December 16, 1997, between
          Georgia-Pacific Corporation and First Chicago Trust Company of New
          York, with Form of Georgia-Pacific Group Rights Certificate attached as Exhibit A-1, Form of Timber Group Rights Certificate attached as
          Exhibit A-2, Series B Junior Preferred Stock Designation attached as
          Exhibit B-1 and Series C Junior Preferred Stock Designation attached as Exhibit B-2 (filed as Exhibit 8 to the Company's Registration
          Statement on Form 8-A relating to File No. 333-35813, and
          incorporated by reference thereto).
     4(u) Form of Remarketing Agreement between Georgia-Pacific Corporation and
          Morgan Stanley & Co. Incorporated.
     4(v) Form of Stock Purchase Units (included as Exhibits A and B of Exhibit
          4(p)).
     4(w) Credit Agreement, dated as of June 30, 1999, among Georgia-Pacific
          Corporation, the Lenders named therein and Morgan Stanley Senior
          Funding, Inc., as Agent for the Lenders and as Lead Arranger and Book
          Manager.
  ***5(a) Opinion of Simpson Thacher & Bartlett.
  ***5(b) Opinion of Troutman Sanders LLP.
 ***12    Statement re: Computation of Ratio of Earnings to Fixed Charges.
 ***23(a) Consent of Arthur Andersen LLP.
    23(b) Consent of Simpson Thacher & Bartlett (included in exhibit 5).
    23(c) Consent of Troutman Sanders LLP (included in exhibit 5).
     24   Powers of Attorney included in signature page.
     25   Statement of Eligibility on Form T-1 under the Trust Indenture Act of
          1939, as amended, of The Bank of New York (incorporated by reference to exhibit 4.4(iii) from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 1-3506)
          filed with the Securities and Exchange Commission).

--------
* To be filed subsequent to the effectiveness of this Registration Statement by an amendment to the Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of Securities.

** To be filed prior to effectiveness by amendment.
*** Previously filed.

ITEM 17. UNDERTAKINGS.

(a)The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 30, 1999.

                                          GEORGIA-PACIFIC CORPORATION

                                          By:      /s/ John F. McGovern
                                            -----------------------------------
                                                     John F. McGovern
                                             Executive Vice President--Finance
                                                and Chief Financial Officer

   The undersigned Directors and Officers of Georgia-Pacific Corporation hereby appoint A.D. Correll, James F. Kelley and Kenneth F. Khoury, and each of them, as attorneys-in-fact for the undersigned, with full power of substitution and resubstitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform each and every act and thing requisite and necessary or desirable, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 has been signed on June 30, 1999 by the following persons in the capacities indicated.

            Signature                       Title
            ---------                       -----

        /s/ A.D. Correll             Director, Chairman, Chief
---------------------------------    Executive Officer and
          A.D. Correll               President (principal
                                     executive officer)

      /s/ John F. McGovern           Executive Vice President--
---------------------------------    Finance and Chief
        John F. McGovern             Financial Officer
                                     (principal financial
                                     officer)

      /s/ James E. Terrell           Vice President and
---------------------------------    Controller (principal
        James E. Terrell             accounting officer)

             /s/  *                  Director
---------------------------------
        James S. Balloun

             /s/  *                  Director
---------------------------------
         Robert Carswell

             /s/  *                  Director
---------------------------------
           Jane Evans

             /s/  *                  Director
---------------------------------
         Donald V. Fites

            Signature                       Title
            ---------                       -----

              /s/ *                  Director
---------------------------------
     Harvey C. Fruehauf, Jr.

              /s/ *                  Director
---------------------------------
       Richard V. Giordana

              /s/ *                  Director
---------------------------------
         David R. Goode

              /s/ *                  Director
---------------------------------
       M. Douglas Ivester

              /s/ *                  Director
---------------------------------
        Louis W. Sullivan

              /s/ *                  Director
---------------------------------
        James B. Williams

    By:/s/ James F. Kelley           Director
---------------------------------
         James F. Kelley
   As Attorney-in-Fact for the
 Directors or Officers by whose
   names an asterisk appears.